EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby  consent  to the  inclusion  in the  Prospectus  of this  Registration
Statement on Form SB-2 of our report dated March 23, 1996 (except as noted therein) on the financial statements of Franklin Consolidated Mining, Co, Inc. as of December 31, 1995, and for the year and period then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.




                                       J. H. COHN LLP
Roseland, New Jersey
November 13, 1996



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EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby  consent  to the  inclusion  in the  Prospectus  of this  Registration
Statement on Form SB-2 of our report dated March 8, 1995 (except as noted therein) on the financial statements of Franklin Consolidated Mining, Co, Inc. for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.



                                    /S/ WOLINETZ, GOTTLIEB & LAFAZAN, P.C.
                                    --------------------------------------
                                    WOLINETZ, GOTTLIEB & LAFAZAN, P.C.

Rockville Centre, New York
November 13, 1996